UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2022

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 27, 2022, the Board of Directors (the “Board”) of Huntington Ingalls Industries, Inc. (the “Company”) elected Frank R. Jimenez as a member of the Board, effective immediately, with a term expiring at the 2022 annual meeting of stockholders. The Board has also appointed Mr. Jimenez to serve on its Compensation Committee and Governance and Policy Committee, effective immediately.

Mr. Jimenez has served as Special Advisor to the Chairman and CEO, Raytheon Technologies Corporation since December 7, 2021. From April 2020 until he assumed his current position, Mr. Jimenez served as Executive Vice President and General Counsel of Raytheon Technologies Corporation. From January 2015 until April 2020, he served as Vice President, General Counsel and Corporate Secretary of Raytheon Company. From July 2012 until January 2015, Mr. Jimenez served as General Counsel, Secretary and Managing Director, Corporate Affairs of Bunge Limited. Previously, he served as Senior Vice President, General Counsel and Corporate Secretary of Xylem Inc. and as Vice President and General Counsel of ITT Corporation.

In prior public service, Mr. Jimenez served as the 21st General Counsel of the Navy, Deputy General Counsel (Legal Counsel) for the U.S. Department of Defense, Principal Deputy General Counsel of the Navy, Chief of Staff at the U.S. Department of Housing and Urban Development for Secretary Mel Martinez, and Deputy Chief of Staff and Acting General Counsel for Florida Governor Jeb Bush.

Mr. Jimenez received a B.S. from the University of Miami and a J.D. from Yale Law School. He also received an M.B.A. in finance and strategic management from the University of Pennsylvania’s Wharton School and an M.A. in national security and strategic studies from the U.S. Naval War College, with an emphasis in the law of armed conflict. Mr. Jimenez is admitted to the bars of Florida, the District of Columbia, New York and the U.S. Supreme Court.

Mr. Jimenez will be entitled to receive compensation under the Company’s non-employee director compensation program, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 19, 2021. In addition, the Company and Mr. Jimenez will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Mr. Jimenez against liability, subject to certain limitations, arising out of his performance of his duties as a director. In addition, the Company will agree, subject to certain limitations, to advance expenses Mr. Jimenez may incur as a result of any proceeding against him for which he would be entitled to indemnity.

A copy of the Company’s press release announcing Mr. Jimenez’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated February 1, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: February 1, 2022	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President,
Associate General Counsel and Secretary